Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. § 1350, as adopted pursuant to Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned hereby certifies that the Quarterly Report on Form 10-Q for the quarter ended June 30, 2012 of Neah Power Systems, Inc. (the “Company”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 20, 2012	/s/ GERARD C. D’COUTO
Gerard C. D’Couto, Chief Executive Officer (Principal Executive Officer)

Dated: August 20, 2012	/s/ DAVID SCHMIDT
David Schmidt, Chief Financial Officer (Principal Financial Officer)

                The certifications filed under this Exhibit 32.1 are not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and are not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation by reference language contained in any such filing, except to the extent that the Company specifically incorporates it by reference.